Exhibit 99.2

EMPLOYMENT AGREEMENT

(Amended and Restated as of August 15, 2003)

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of September 15, 2000, and amended and restated as of February 25, 2003, and further amended and restated as of August 15, 2003, between AbilityOne Corporation, a Michigan corporation (the “Company”), and Edward L. Donnelly (“Executive”).

WHEREAS, Patterson Dental Company (“Patterson”), Retep, Inc., AbilityOne Products Corp. and AbilityOne II, L.L.C. have entered into an agreement and plan of merger (the “Merger Agreement”), whereby a wholly-owned subsidiary of Patterson will merge with and into AbilityOne Products Corp., which will continue as the surviving corporation (the “Merger”) and as a wholly-owned subsidiary of Patterson; and

WHEREAS, to secure the continued employment of Executive, the Company and Executive have agreed to amend and restate Executive’s Employment Agreement effective at the effective time of the Merger, as defined in Section 2.02 of the Merger Agreement (the “Effective Time”); and

WHEREAS, the execution and delivery of this Agreement by the Company and Executive are conditions to the Merger Agreement and an inducement to the Company and Patterson to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning at the Effective Time and ending as provided in Section 4 hereof (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive shall serve as the chief operating officer of the Company and shall have the duties, responsibilities and authority of the chief operating officer as are assigned immediately prior to the date hereof, subject to the power of the Company’s board of directors (the “Board”) to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company, provided that nothing in this Section 2(a) shall limit Executive’s rights under Section 6(a)(i).

(b) During the Employment Period, Executive shall report to the Company’s chief executive officer and shall devote his reasonable best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and, upon request of the Company’s Board, or the chief executive of Patterson, to Patterson or to the Company’s

Subsidiaries. Executive may engage in charitable, civic and community activities and, with the prior approval of the Board of the Company and of the Board of Patterson, may serve as a director of any other business corporation, provided that such activities or service do not interfere with Executive’s duties hereunder or violate the terms of Section 9 hereof. Executive shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

(c) For purposes of this Agreement, “Parent” shall mean and include AbilityOne Products Corp. and Patterson or any successor to Patterson or successor-in-interest to the business of Patterson; and “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

3. Compensation and Benefits.

(a) During the Employment Period, Executive’s base salary shall be $243,500 per annum or such higher rate as the Board may determine from time to time (as increased from time to time, the “Base Salary”) (provided that the Board shall review Executive’s Base Salary at least one time per year commencing January 1, 2004), which salary shall be payable by the Company in regular installments in accordance with the Company’s general payroll practices. The Base Salary shall not be decreased during the Employment Period. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs and other perquisites in accordance with the Company’s policies from time to time for which senior executive employees of the Company and its Subsidiaries are generally eligible and, in addition thereto, without duplication, during the Employment Period, Executive shall be entitled, at the Company’s expense, to:

(i)	$1,300 per month to compensate for all expenses (including, without limitation, lease or purchase payments, insurance and maintenance) related to the lease or ownership of an automobile;

(ii)	financial and tax planning and tax return preparation services in an aggregate cost not to exceed $3,000 per year; and

(iii)	airline upgrade certificates for travel related to Company business and membership in one airline club.

(b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c) In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive following the end of each fiscal year during the Employment Period based upon Executive’s performance and the Company’s operating results during such year in accordance with the bonus programs in place and approved by the Board. Pursuant to such bonus programs, Executive shall be eligible for an annual cash bonus at target equal to 40% of his Base Salary.

(d) From and after the date of the Effective Time of the Merger, and subject to Section 3(c) hereof:

(i)	Executive shall continue to participate in the Company’s 2003 Management Incentive Compensation Plan pro-rated from the Effective Time of the Merger through April 24, 2004.

(ii)	Executive shall be entitled to participate in the Patterson Management Incentive Compensation Plan (“MICP”) in accordance with its terms, commencing April 25, 2004.

(iii)	Executive shall be entitled to receive an option for the purchase of the number of shares of Patterson Common Stock set forth below, pursuant to the Patterson Stock Option Plan, upon approval by Patterson’s Compensation Committee. The number of option shares to be granted shall be equal to: (w) the sum of Executive’s Base Salary plus his target annual bonus amount, (x) which sum is divided by 2, (y) which quotient is divided by the fair market value of Patterson Common Stock on the date of grant, (z) which quotient is multiplied by 7. Such option will vest at the rate of one-seventh (1/7) commencing on the third anniversary of the date of grant of the option and on such date in each successive year through 2012.

(iv)	Executive shall be entitled to participate in the Patterson Capital Accumulation Plan at its next offering date, as determined by Patterson’s Compensation Committee.

(e) All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by the Company.

4. Term.

(a) This Agreement (and the Employment Period) shall terminate on the third anniversary of the Effective Time; provided that (i) this Agreement shall terminate prior to such date immediately upon Executive’s resignation (subject to the provisions of Section 5 hereof, if applicable), death or inability to perform the essential duties, responsibilities and functions of Executive’s position with the Company and its Subsidiaries as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable (all as determined by the Board in its good faith judgment, provided that if the Board, in its discretion, elects to consult with a physician regarding the matters set forth in this Section 4(a)(i), then such physician shall be selected by the Board with the consent of Executive, which consent shall not be unreasonably withheld) and (ii) this Agreement may be terminated by the Company at any time prior to such date for Cause (as defined in Section 4(e) and subject to the provisions of Section 4(f)) or without Cause. Except as otherwise provided herein, any termination of Executive’s employment by the Company shall be effective as specified in a written notice from the Company to Executive.

(b) If and only if (i) Executive’s employment is terminated by the Company or its successors in interest without Cause at any time, (ii) Executive terminates the Employment Period for Good Reason (subject to the provisions of Section 6 hereof), or (iii) Executive’s employment terminates at any time after the Employment Period for any reason other than termination by the Company for Cause, then Executive shall be entitled to be paid Severance Pay (as defined below) if and only if Executive (x) has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and (y) resigns, upon written request by the Company, from all positions with or representing the Company or any Affiliate, including, without limitation, membership on boards of directors and only so long as Executive has not breached the provisions of Sections 7, 8 and 9 hereof, and Executive shall not be entitled to any other salary, compensation or benefits (except as otherwise provided by the employee benefit plans, programs and policies of the Company, without duplicating any benefits provided for herein and excluding plans, programs and policies providing severance payments) after termination of Executive’s employment. Without regard for clause (x), Executive shall also be entitled to all accrued and unpaid Base Salary, accrued vacation, any unpaid annual bonus under any management incentive compensation plans of the Company or any Affiliate in which Executive participates earned for a prior fiscal year or other completed performance period, unreimbursed expenses, and benefits accrued and payable under the terms of employee benefit plans, programs and policies of the Company and Patterson through the date of termination of Executive’s employment (“Accrued Obligations”); provided, however, that Accrued Obligations shall not be construed to require a partial payment or pro-rated payment or award under any incentive bonus or other performance plan, program or policy if Executive’s employment terminates prior to the completion of the applicable performance period thereunder.

(c) If the Employment Period is terminated by the Company for Cause, by the Executive without Good Reason, or pursuant to Section 4(a)(i) hereof (except resignation by Executive for “Good Reason” pursuant to Section 6 hereof), Executive shall only be entitled to receive his Accrued Obligations through the date of termination or expiration and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter.

(d) Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination of Executive’s employment shall cease upon such termination, other than those that shall have accrued prior to such termination or expiration and shall have become payable thereafter pursuant to any employee benefit plan, program or policy of the Company or those expressly required under applicable law (such as COBRA). The Company may offset any amounts Executive owes it, AOP or their Subsidiaries against any amounts owed to Executive hereunder.

(e) For purposes of this Agreement, “Cause” shall mean (i) the conviction (or plea of “no contest”) of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or the chief executive officer of the Company, (iv) gross negligence or willful misconduct with respect to the Company, Parent or any of their Subsidiaries, (v) the material violation of any written policy of the Company or its Subsidiaries that (A) sets standards of ethical behavior for employees and (B) provides for the termination of an employee as a result of a violation thereof (provided that the Company shall follow the procedures for termination set forth in such policy) or (vi) any other material breach of this Agreement that is not cured within fourteen days after notice to the Executive thereof. For the purposes hereof, an act or omission shall not be “willful” if conducted in good faith and with a reasonable belief such conduct was in the best interests of the Company.

(f) Termination of Executive’s employment for Cause shall be in accordance with the provisions of this Section 4(f). A meeting of the Board shall be called in accordance with the Company’s Bylaws, and a stated purpose of such meeting shall be to consider terminating Executive’s employment for Cause (the “Cause Meeting”). The Company shall provide notice to Executive of the Cause Meeting no fewer than ten days prior to the Cause Meeting. Executive shall be entitled to attend and be heard at the Cause Meeting. A resolution providing for the termination of the Employment Period for Cause shall be approved by a majority of the Board members (the “Cause Resolution”), provided that Executive shall not vote on the resolution and Executive shall not count in determining whether a majority of Board members approved the Cause Resolution. Executive’s employment shall be terminated for Cause upon the approval by the Board of the Cause Resolution.

5. Severance Pay Defined. “Severance Pay” shall refer to the following payments and benefits listed in Sections 5(a) through (f):

(a) A lump sum equal to 1 times the amount of Executive’s Base Salary from the Company and/or any Subsidiary or other entity controlling, controlled by or under common control with the Company (any such Subsidiary or other entity, an “Affiliate”) or, if greater, 1 times the highest total salary authorized for Executive from the Company and any Affiliates during the 12 months prior to the termination of the Employment Period, in any event payable within 30 days following the date of termination.

(b) A lump sum equal to 1 times Executive’s Bonus Compensation paid by the Company and/or any Affiliates. For the purpose of this Section 5(b), the term “Bonus Compensation” means an amount equal to the greater of: (i) 40% of Executive’s Base Salary on the date of termination of employment (determined without regard for any reduction of Base Salary constituting “Good Reason”), or (ii) the aggregate amount of cash bonus earned by Executive for the completed fiscal year immediately preceding the date of such termination under any management incentive compensation plans of the Company or any Affiliate in which he participates.

(c) Continuation for 12 months after the termination of Executive’s employment, at the Company’s expense, of Executive’s employee and dependent health, dental and prescription drug coverage (without affecting Executive’s right to elect COBRA continuation coverage at the end of the 12-month period), subject to Executive’s continuing payment of the normal employee contributions in effect as of the day before the termination of Executive’s employment, or, if less, the employee contributions in effect on the date Executive’s employment terminates.

(d) Executive’s Company-provided group life and short-term disability and long-term disability insurance programs on the same basis upon which the Executive participated in such programs immediately prior to the termination of Executive’s employment, for 12 months after the termination of the Executive’s employment; provided, however, that if the Company’s group life and short-term disability insurance policies do not permit such continuation, Executive shall be paid cash equal to 1 times the Company’s annual cost of providing such benefit to Executive immediately prior to the date of the termination of Executive’s employment.

(e) Outplacement assistance at the Company’s expense (at a cost not to exceed $10,000) by a reputable outplacement assistance firm selected by Executive with Company’s concurrence (which shall not be withheld if Executive designates a reputable outplacement assistance firm).

(f) To the extent Executive’s stock option granted under the Patterson Stock Option Plan is not vested upon the date of termination of Executive’s employment, an additional one-seventh (1/7) thereof shall vest on such date.

Payment of the benefits described under Section 5(c) and 5(d) above will be provided until the earliest of the following dates: (i) the one-year anniversary of the termination of Executive’s employment, or (ii) the date on which Executive becomes eligible for substantially comparable employee and dependent health, dental and prescription drug coverage and group life and short term disability insurance coverage from any other employer.

If Executive dies before receiving all of the Severance Pay, the balance of any amounts due under Sections 5(a) and (b) above will be paid to Executive’s designated beneficiary (or Executive’s estate if Executive fails to designate a beneficiary) and coverage of Executive’s eligible dependents under the plans described in Section 5(c) above will continue for the remainder of the 12-month period.

Any change to Executive’s pay or benefits that constitute Good Reason for Executive to terminate employment shall be disregarded for purposes of determining Severance Pay if Executive has followed the procedures in Section 6 of this Agreement with respect to such change.

6. Termination by Executive for Good Reason. Executive may terminate this Agreement and his employment for “Good Reason” under the circumstances set forth in Section 6(a), provided that the conditions in Section 6(b) are met:

(a) Executive may terminate his employment during the Employment Period with Good Reason if, during the Employment Period, and without Executive’s express written consent:

(i)	Executive is laid off or demoted, or Executive’s responsibilities or authority (including reporting responsibilities; provided reporting to a superior of the chief executive officer of the Company shall not constitute Good Reason) at the Company or its Subsidiaries are materially reduced; or

(ii)	Executive’s Base Salary or Executive’s annual bonus opportunity as a percentage of Base Salary from the Company and any Affiliates is reduced; or

(iii)	The formulas or achievement factors used to compute Executive’s Bonus Compensation (as defined in Section 5(b)) are materially changed in a manner (i) that uniquely affects Executive (as opposed, for example, to changes that affect management employees in general, which shall not be grounds for termination of the Employment Period for Good Reason), and (ii) that is to Executive’s detriment from the formulas and achievement factors used in the year prior to the termination of the Employment Period; or

(iv)	Executive’s fringe benefits from the Company and any Affiliates are reduced in a manner that uniquely affects Executive (as opposed, for example, to changes that affect management employees in general, which shall not be grounds for termination of the Employment Period for Good Reason); provided that a change in a particular benefit program will not be considered such a reduction if made in good faith and if an equivalent substitute benefit is provided; or

(v)	Executive’s work location is moved more than 30 miles from the work location on the date hereof or Executive’s required business travel is significantly increased; or

(vi)	If any successor to the Company following a Change of Control (excluding the Merger) fails to promptly assume this Agreement as of the date of the Change of Control. There is a “Change of Control” if any person(s) or entity(ies), other than Patterson, alone or together with or through affiliates of Patterson, in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Board, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

(b) Executive may not terminate his employment during the Employment Period for “Good Reason” unless:

(i)	Executive notifies the Board in writing, within 30 days after Executive knows of the act or omission constituting Good Reason under (a) above, that the act or omission in question constitutes Good Reason and explaining why Executive considers it to constitute Good Reason; and

(ii)	the Company fails, within 30 days after the notification, to revoke the action or correct the omission and make Executive whole; and

(iii)	Executive resigns by written notice within 30 days after expiration of the 30 day period under Section 6(b)(ii) above, specifying in such resignation that it is for Good Reason pursuant to this Section 6.

Executive’s failure to object to a material breach as provided above will not waive Executive’s right to resign with Good Reason after following the above procedure with regard to any future material breach.

Executive need not fulfill the above conditions a second time if the Company repeats the act or omission constituting Good Reason.

7. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of Parent, the Company, any Subsidiary or any Affiliate (“Confidential Information”) are the property of Parent, the Company, such Subsidiary or such Affiliate. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information (a) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Executive gives the Company notice of such requirement as soon as practicable, and in no event more than two days, after being informed of such requirement, in which case the Company may seek a protective order and Executive shall comply with the Company’s reasonable requests in pursuing such a protective order or (c) is required to be used or disclosed by Executive to perform properly Executive’s duties under this Agreement. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiaries which he may then possess or have under his control and, if Executive makes a good faith effort to comply with such delivery requirement, any failure to comply therewith shall not constitute a breach of this Section 7 for purposes of Section 4(b) hereof.

8. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries (“Work Product”) belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, § 301 et seq. (1983), Executive is hereby advised that this Section 8 regarding the Company’s and its Subsidiaries’ ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any Subsidiary was used and which was developed entirely on Executive’s own time, unless (i) the invention relates to the business of the Company or any Subsidiary or to the Company’s or any Subsidiaries’ actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Executive for the Company or any Subsidiary.

9. Non-Compete, Non-Solicitation.

(a) In further consideration of the compensation to be paid to Executive hereunder, including amounts payable to Executive as Severance Pay, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he shall become familiar, and during his employment with the Company he has become familiar, with the Company’s trade secrets and with other Confidential Information concerning the Company, its Subsidiaries and its Affiliates and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Executive agrees that, during the Employment Period and for a period of one year following termination of his employment (the “Noncompete Period”), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Business of the Company, its Subsidiaries or its Affiliates, as defined below and as such businesses exist or are in process during the Employment Period on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage or have definitive plans to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. For the purpose of this Agreement, “Business” or “Business of the Company” means, with respect to and including the Company and its Subsidiaries, the worldwide distribution of rehabilitation and patient-assist products, and other therapeutic products and devices which are manufactured, distributed and/or sold to rehabilitation, physical or occupational therapy related professionals, institutions and dealers. The foregoing shall be deemed to include the hospital, long-term care facility and rehabilitation clinic markets for physical therapy, rehabilitation, sports medicine, chiropractic, podiatry and institutional crafts, presently served or presently proposed to be served by the Company and/or its Subsidiaries.

(b) For a period of two years following the termination of his employment, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

10. Enforcement. If, at the time of enforcement of Section 7, 8 or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive acknowledges that the restrictions contained in Section 9 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

11. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

12. Indemnification of Executive. The Company agrees that the limitation of liability now existing in favor of Executive contained in Article 7 of the Company’s Articles of Incorporation and all rights to indemnification now existing in favor of Executive in Article 9 of the

Company’s Bylaws, in each case as in effect on the date hereof, shall not be amended in any manner that would adversely affect the rights of Executive, unless such amendment is required by law.

13. Expenses. The Company shall pay all reasonable professional and other expenses incurred by Executive in connection with the negotiation and preparation of this Agreement and all other agreements entered into between Executive and the Company in connection with the consummation of the transactions contemplated by the Merger Agreement.

14. Survival. Sections 4 through 23 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of this Agreement.

15. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Executive:

Edward L. Donnelly

1104 Midwest Club Parkway

Oak Brook, Illinois 60523

With a copy to:

Vedder Price Kaufman & Kammholz

222 North LaSalle Street

Chicago, Illinois 60601

Telecopy: (312) 609-5005

Attn: Robert F. Simon

Notices to the Company:

AbilityOne Corporation

270 C Remington Boulevard

Bolingbrook, IL 60440-4989

Telecopy: (630) 226-1390

Attention: Chief Executive Officer

With copies simultaneously sent to:

Patterson Dental Company

1031 Mendota Heights Rd.

St. Paul, MN 55120-1419

Attention: Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Complete Agreement. This Agreement, such agreements as are entered into in connection with the consummation of the transactions contemplated by the Purchase Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in anyway.

18. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

19. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

20. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company. The Company shall cause any successor to accept the assignment and to assume all terms and conditions of this Agreement.

21. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

22. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

23. Arbitration.

(a) Except with respect to disputes and claims under Sections 7, 8 and 9 hereof (which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of its own attorneys’ fees and expenses, except to the extent otherwise required by applicable law), each party hereto agrees that arbitration, pursuant to the procedures set forth in the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (as adopted and effective as of June 1, 1997 or such later version as may then be in effect) (the “AAA Rules”), shall be the sole and exclusive method for resolving any claim or dispute (“Claim”) arising out of or relating to the rights and obligations of the parties under this Agreement and the employment of Executive by the Company (including, without limitation, claims and disputes regarding employment discrimination, sexual harassment, termination and discharge) and in connection with other related agreements, whether such claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of this Agreement. The parties hereto agree that one arbitrator shall be appointed pursuant to the AAA Rules to conduct any such arbitration and that all meetings of the parties and all hearings with respect to any such arbitration shall take place in Cook County, Illinois. The Company shall pay all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator’s fees, hearing expenses, etc.). The Company will also pay, in addition to its own costs and expenses, Executive’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) that are directly related to preparing for and conducting the arbitration (including reasonable expenses related to discovery that is directly related to and conducted during the pendency of the arbitration matter); provided that the Company shall not pay for Executive’s costs and expenses (including attorneys’ fees and expenses) in connection with (i) any background investigation prior to the Executive initiating any arbitration, (ii) any proceedings (including, without limitation, litigation in a court) that are not arbitrations as described in this paragraph (except as expressly provided for in paragraph (b) below and except to the extent the Company initiates such proceeding and the Executive prevails on any material issuer thereunder), or (iii) any other matter other than as expressly provided herein. The parties agree that the judgment, award or other determination of any arbitration under the AAA Rules shall be final, conclusive and binding on all of the parties hereto. Nothing in this Section 21 shall prohibit any party hereto from instituting litigation to enforce any final judgment, award or determination of the arbitration. Each party hereto hereby irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Illinois or the Circuit Court sitting in Cook County, Illinois, and agrees that either court shall be the exclusive forum for the enforcement of any such final judgment, award or determination of the arbitration. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing or not enforcing any award, judgment or determination of the arbitration.

(b) Notwithstanding the foregoing, prior to any party hereto instituting any arbitration proceeding hereunder to resolve any Claim, such party first shall submit the Claim to a mediation proceeding between the parties hereto which shall be governed by the prevailing procedures of the American Arbitration Association and shall be conducted in Cook County, Illinois. If the parties hereto have not agreed in writing to a resolution of the Claim pursuant to the mediation within 45 days after the commencement thereof or if any party refuses to participate in the mediation process, then the Claim may be submitted to arbitration under paragraph (a) above. The Company shall pay all costs and expenses of the mediation proceeding (such as the mediator’s fees). The Company will also pay, in addition to its own costs and expenses, Executive’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) that are directly related to preparing for and conducting the mediation; provided that the Company shall not pay for Executive’s costs and expenses (including attorneys’ fees and expenses) in connection with (i) any background investigation prior to the mediation, (ii) any proceedings (including, without limitation, litigation in a court) that are not mediations as described in this paragraph (except as expressly provided for in paragraph (a) above), or (iii) any other matter other than as expressly provided herein.

24. Conditional Amendment. This Employment Agreement, as amended and restated as of the date hereof, is effective on the Effective Time of the Merger. If the Effective Time has not occurred on or before October 31, 2003, this Agreement, as amended and restated shall be null and void, and this Agreement as amended and restated as of February 25, 2003, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have amended and restated this Agreement as of August 15, 2003.

ABILITYONE CORPORATION

By:
Its:	President and Chief Executive Officer

EXECUTIVE

[SIGNATURE PAGE TO DONNELLY EMPLOYMENT AGREEMENT]

EXHIBIT A

GENERAL RELEASE

I, [                            ], in consideration of and subject to the performance by AbilityOne Corporation, a Michigan [Delaware?] corporation (together with its subsidiaries, the “Company”), of its material obligations under the Employment Agreement, dated as of [                            ] (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.	I understand that any payments or benefits paid or granted to me under Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4(b) of the Agreement, other than my Accrued Obligations, unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.	Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: the Executive Severance Agreement, dated as of November 10, 1999, between me and the AbilityOne Corporation; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that nothing contained in this General Release shall apply to, or release the Company from, (i) any obligation of the Company contained in the Agreement or (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.	I agree that I will forfeit all amounts payable by the Company described in Section 5 of the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will return all payments received by me pursuant to the Agreement.

8.	I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts

(e)	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON , , TO CONSIDER IT AND THE CHANGES MADE SINCE THE VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)	THE CHANGES TO THE AGREEMENT SINCE , , EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: ,